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                                                                    EXHIBIT 21.1


                               THE SHAW GROUP INC.
                           SUBSIDIARIES AND AFFILIATES



ACL Piping, Inc.

Aiton Australia Pty Limited

Aiton & Co. Limited

Associated Valve, Inc.

B.F. Shaw, Inc.

C.B.P. Engineering Corp.

Cojafex B.V.

Eagle Industries, Inc.

Fronek-REN s.r.o.

EntergyShaw, L.L.C.

Field Services, Inc.

Field Services Canada, Inc.

Gulf Coast Equipment Rental, Inc.

Holdings Manufacturas Shaw South America, C.A.

IRM/NAPTech Joint Venture, L.L.C.

Lone Star Fabricators, Inc.

Manufacturas Shaw South America, C.A.

NAPTech PS Corporation

Pipework Engineering and Development Limited



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Prospect Industries (Holdings), Inc.

Prospect Industries Overseas, Limited

SAON Properties, Inc.

Secorp, Inc.

Shaw Alloy Piping Products, Inc.

Shaw Asia Company, Limited

Shaw Capital, Inc.

Shaw Connex, Inc.

Shaw Constructors, Inc.

Shaw Dunn Limited

Shaw Energy Services, Inc.

Shaw Export Company, S. de R. L. de C.V.

Shaw Fabricators, Inc.

Shaw Fronek A/DE, Inc.

Shaw Fronek Company, Inc.

Shaw-Fronek Fabrication, Inc.

Shaw Fronek Power Services, Inc.,

Shaw FVF, Inc.

Shaw Global Energy Services, Inc.

Shaw Group UK Holdings Limited

Shaw Group UK Limited

Stone & Webster Limited,

Shaw GRP of California


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Shaw Heat Treating Service, C.A.

Shaw Industrial Supply Co., Inc.,

Shaw International, Inc.

Shaw JV Holdings, Inc.

Shaw JV Holdings, L.L.C

Shaw Lancas, C.A.

Shaw Maintenance, Inc.

Shaw Managed Services, Inc.

Shaw Manufacturing and Services, Inc.

Shaw Manpower, S. de R.L. de C.V.

Shaw Mexican Holdings, S. de R.L. de C.V.

Shaw NAPTech, Inc.

Shaw Nass Middle East, W.L.L.

Shaw Overseas (Far East), Limited

Shaw Overseas (Middle East), Limited


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Shaw Pipe Shields, Inc.

Shaw Power Services, Inc.

Shaw Process and Industrial Group, Inc.

Shaw Process Fabricators, Inc.

Shaw Services Inc.

Shaw Sunland Fabricators, Inc.

Shaw Trading FSC, Ltd.

Shaw Word Industries Fabricators, Inc.

Stone & Webster Asia, Inc.

Stone & Webster Canada, L. P.

Stone & Webster Holding One (N.S.), ULC

Stone & Webster Canada Holding Two, Inc.

Stone & Webster Construction, Inc.

Stone & Webster Holding One, Inc.

Stone & Webster Holding Two, Inc.

Stone & Webster, Inc.

Stone & Webster International, Inc.

Stone & Webster International Holdings, Inc.

Stone & Webster Massachusetts, Inc.

Stone & Webster Michigan, Inc.

Stone & Webster Purchasing, Inc.

SWINC Acquisition Four, Inc.

SWINC Acquisition Five, L.L.C.


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S & W Consultants, Inc.

S & W Consultants, Ltd.

The Shaw Group International, Inc.

The Shaw Group Inc. Political Action Committee, Inc.

The Shaw Group International, Inc.

The Shaw Group UK 1997 Pension Scheme Limited

Welding Technology and Supply, Inc.

Whessoe Piping Systems Limited

World Industrial Constructors, Inc.

Worldwide Industrial Constructors Inc.



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